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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus constituting part of this Registration Statement on Form SB-2 being filed on the date hereof pursuant to Rule 462(b) of our reports dated August 23, 1996 relating to the financial statements of Amtel Communications, Inc. and combined Companies, which are incorporated by reference into such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/  Harlan & Boettger

San Diego, California
December 12, 1996